UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 29, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 29, 2016, PetroQuest Energy, Inc. (the “Company”) issued a press release announcing (i) the successful completion of its consent solicitation to amend and waive certain provisions of the indenture governing the Company’s outstanding 10% Senior Notes due 2017 (the “Old Notes”), (ii) the results as of the early tender date (the “Early Tender Date”) for its private offer (the “Exchange Offer”) to eligible holders to exchange up to $300 million aggregate principal amount of the Old Notes, for up to (A) $75 million of cash, (B) $202.5 million aggregate principal amount of its newly issued 10% Second Lien Senior Secured Notes due 2021, and (C) 6,000,000 shares of its common stock, all on the terms and subject to the conditions set forth in a Confidential Information Memorandum and Consent Solicitation Statement, and (iii) the extension of the Early Tender Date. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

This filing shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number            Description of Exhibit

99.1	Press Release dated January 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 29, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer